UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

PERFICIENT, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which the transaction applies:
_________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
_________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
_________________________________________________________________________

(5) Total fee paid:
_________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
_________________________________________________________________________
(2) Form, Schedule or Registration No.:
_________________________________________________________________________
(3) Filing Party:
_________________________________________________________________________
(4) Date Filed:
_________________________________________________________________________

On March 30, 2009, Perficient, Inc. sent the following to select employees:

Hello,

Over the next week you will be receiving proxy materials from Perficient for the shares you own.  Every year we hold an annual meeting for our shareholders to elect the members of our Board of Directors and conduct other business for the company.  In your proxy materials you will see that this year, we’ve included a proposal for a new stock plan under which our employees can receive grants of stock awards.  We believe it is crucial that this proposal be approved by Perficient shareholders, since this is an important element of compensation for our employees that is aligned with shareholders interest. As a previous recipient of awards under our now expiring 1999 Long Term Incentive Plan you will be eligible for potential future grants.  When you receive your proxy materials, please review them and vote your shares.  Management is available to answer any questions you may have.

We have filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with our 2009 Annual Meeting. You are strongly advised to read the definitive proxy statement carefully, as it contains important information.  Free copies of the definitive proxy statement, and any amendments or supplements thereto, and other materials filed by us with the SEC will be available free of charge on the SEC’s website at www.sec.gov, on our website at www.perficient.com under Investor Relations/SEC Filings or by directing requests to me.

Thank you,
Paul E. Martin
CFO